HomeStreet Reports Third Quarter 2022 Results

Fully diluted EPS $1.08	ROAE: 13.4% ROATE: 14.2%	ROAA: 0.91%
SEATTLE – October 24, 2022 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended September 30, 2022. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“During the third quarter, we grew our loan portfolio by 7% and, excluding the impact of our sale of branches in eastern Washington, increased total deposits by 10%.” said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “Our less volatile net interest income increased by 5% during the third quarter, offsetting the decline in single family mortgage loan sales revenue which continues to be adversely impacted by rising mortgage interest rates. Additionally, despite inflationary pressures, we were able to decrease our noninterest expenses during the third quarter to below $50 million. These results are in line with our strategy of growing our less volatile net interest income while leveraging our existing expense structure to improve bottom line results. With the substantial increases in interest rates, our funding costs increased faster than our loan yields in the quarter. As a result, our net interest margin declined in the quarter. However, the growth in earning assets more than offset the impact of a lower net interest margin and our net interest income grew 5% quarter over quarter. In the near term we are mitigating the impact of rising rates on our funding costs through using higher rate promotional deposit products and over the longer term through organic growth in core deposits. Fortunately, our retail deposit franchise is able to attract deposits at interest rates meaningfully below wholesale borrowing rates.”

Operating Results
        Third quarter 2022 compared to second quarter 2022
•Net income: $20.4 million compared to $17.7 million
•Earnings per fully diluted share: $1.08 compared to $0.94
•Net interest margin: 3.00% compared to 3.27%
•Return on Average Equity ("ROAE"): 13.4% compared to 11.8%
•Return on Average Tangible Equity ("ROATE"): 14.2% compared to 12.6%
•Return on Average Assets ("ROAA"): 0.91% compared to 0.89%
•Efficiency ratio: 68.4% compared to 68.5%

Financial Position
          Third quarter 2022 compared to second quarter 2022
•Loan portfolio originations: $914 million compared to $1.3 billion
•Loans held for investment increased by $453 million in the third quarter
•Total deposits increased by $618 million excluding the impact of branch sale
•Period ending cost of deposits: 0.71% compared to 0.24%
•Tangible book value per share: $27.92 compared to $29.37

“We continued to produce high levels of loan portfolio originations in the third quarter. In part due to historically low prepayments in multifamily loans, in the first three quarters of 2022 our total loans held for investment increased 31%," added Mr. Mason. We anticipate continuing low mortgage banking rate locks volumes and decreased loan portfolio originations in the fourth quarter due to rising interest rates and economic uncertainty.”

Other
•Entered into an agreement to purchase deposits and three retail branches in southern California
•Completed sale of five branches in eastern Washington
•Declared and paid a cash dividend of $0.35 per share in the third quarter

Mr. Mason concluded, “During the third quarter we realized a $4.3 million gain on the sale of five branches in eastern Washington which included the divestiture of approximately $190 million in deposits and $40 million in loans. We recently entered into an agreement to purchase three retail deposit branches in southern California that include approximately $490 million of deposits and $22 million in loans. Consumer deposits comprise 83% of the total and 39% of the deposits are noninterest-bearing. The weighted average rate for interest-bearing deposits is currently less than 10 basis points. We are excited about this opportunity to expand our footprint in the southern California market. We currently anticipate the closing of this transaction to occur in the first quarter of 2023. The additional funding from the completion of this transaction is expected to be used to repay higher rate borrowings."

Conference Call
HomeStreet, Inc. (Nasdaq: HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 25, 2022 at 1:00 p.m. ET. Mark K. Mason, CEO and President, and John M. Michel, CFO, will discuss third quarter 2022 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at the following URL:https://www.netroadshow.com/events/login?show=c17ab50e&confId=41907 or may join the call by dialing directly at 1-833-927-1758 (1-929-526-1599 internationally) shortly before 1:00 p.m. ET using Access Code 247077.

A rebroadcast will be available approximately one hour after the conference call by dialing 1-929-458-6194 and entering passcode 875368.

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance, financial condition, long-term value creation, capital management, reduction in volatility, reliability of earnings, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, and restructuring activities are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our clients; (2) the continued impact of COVID-19 on our business, employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets; (3) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (4) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (5) changes in the interest rate environment may reduce interest margins; (6) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, the Bank, through which substantially all of our operations are carried out; (7) our ability to control operating costs and expenses; (8) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (9) the adequacy of our allowance for credit losses; (10) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; (11) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (12) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (13) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (14) technological changes may be more difficult or expensive than what we anticipate; (15) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (16) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (17) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (18) our ability to attract and retain key members of our senior management team; (19) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (20) litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; (21) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock; and (22) the consummation of our transaction to purchase three branches in southern California. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this press release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which excluded intangible assets from the calculation of capital ratios; and (ii) an efficiency ratio which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	As of or for the Quarter Ended
(in thousands, except share and per share data)	September 30, 2022	June 30, 2022

Tangible book value per share
Shareholders' equity	$552,789	$580,767
Less: Goodwill and other intangibles	(30,215)	(31,219)
Tangible shareholders' equity	$522,574	$549,548

Common shares outstanding	18,717,557	18,712,789

Computed amount	$27.92	$29.37

Return on average tangible equity (annualized)
Average shareholders' equity	$603,278	$603,664
Less: Average goodwill and other intangibles	(30,602)	(31,380)
Average tangible equity	$572,676	$572,284

Net income	$20,367	$17,721
Adjustments (tax effected)
Amortization on core deposit intangibles	186	191
Tangible income applicable to shareholders	$20,553	$17,912

Ratio	14.2%	12.6%

Efficiency ratio
Noninterest expense
Total	$49,889	$50,637
Adjustments:
State of Washington taxes	(629)	(579)
Adjusted total	$49,260	$50,058

Total revenues
Net interest income	$63,018	$60,056
Noninterest income	13,322	13,013
Gain on sale of branches	(4,270)	—
Adjusted total	$72,070	$73,069

Ratio	68.4%	68.5%